UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 26, 2024

FIRST MID BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13368	37-1103704
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

(217) 234-7454

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FMBH	Nasdaq Global Market

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2024 Annual Meeting of Stockholders of the Company was held on April 24, 2024. At the Annual Meeting, there were present in person and by proxy holders 16,802,867 shares of Common Stock of the Company, representing approximately 70% of the total votes eligible to be cast, constituting a majority and more than a quorum of the outstanding shares entitled to vote.

The matters considered and voted on by the Company's stockholders at the Annual Meeting and the vote of the stockholders was as follows:

Proposal 1: Election of Directors. Three directors were elected at the Annual Meeting, each for a three year term. The results of voting at the Annual Meeting were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Holly B. Adams	16,252,825	546,149	3,893
Joseph R. Dively	16,396,303	406,564	—
Zachary I. Horn	16,264,539	534,436	3,893

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID BANCSHARES, INC.

Dated:	April 26, 2024
By:	/s/ Joseph R. Dively
Name:	Joseph R. Dively
Title:	Chairman, President and Chief Executive Officer